Exhibit 23(a)


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Appalachian Power Company on Form S-3 of our reports dated February 26, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Appalachian Power Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP

Columbus, Ohio
March 11, 2002